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                                                                                                                  EXHIBIT 12.1

                                                  BRILL MEDIA COMPANY, LLC
                                             RATIO OF EARNINGS TO FIXED CHARGERS
                                                           ($000s)

                                                                             Historical
                                           -----------------------------------------------------------------------------------
                                                                                                  Nine Months    Nine Months
                                                                                                     Ended          Ended
                                                       Year Ended February 28 or 29,              November 30,   November 30,
                                             1993       1994       1995       1996       1997         1996           1997
                                             ----       ----       ----       ----       ----         ----           ----
EARNINGS
    Income (loss) before income taxes
      and extraordinary item               $(2,863)    $  952    $(3,753)   $(5,186)   $(2,486)     $(1,259)       $(2,938)

    Fixed charges                            4,523      4,682      5,882      7,200      7,514        5,631          6,594
                                           -------     ------    -------     ------    -------       ------        -------

                                           $ 1,660     $5,634    $ 2,129    $ 2,014    $ 5,028      $ 4,372        $ 3,656
                                           =======     ======    =======    =======    =======      =======        =======


FIXED CHARGES
    Interest expense                       $ 4,351     $4,466    $ 5,636    $ 6,633    $ 6,943      $ 5,150        $ 6,037

    Portion of rent expense
      representative of interest                39         37         40         70         82           66             75

    Amortization of deferred
      financing costs                          133        179        206        497        489          415            482
                                           -------     ------    -------     ------    -------       ------        -------
                                           $ 4,523     $4,682    $ 5,882    $ 7,200    $ 7,514      $ 5,631        $ 6,594
                                           =======     ======    =======    =======    =======      =======        =======



  Ratio of earnings to fixed charges             -       1.20          -          -          -            -              -
                                           =======     ======    =======    =======    =======      =======        =======

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                                                              Pro Forma
                                                -----------------------------------
                                                      Year           Nine Months
                                                     Ended              Ended
                                                  February 28,       November 30,
                                                      1997               1997
                                                      ----               ----
EARNINGS
    Income (loss) before income taxes
      and extraordinary item                        $(8,185)           $(5,517)

    Fixed charges                                    12,633              9,495
                                                     ------            -------

                                                    $ 4,448            $ 3,978
                                                    =======            =======


FIXED CHARGES
    Interest expense                                $11,996            $ 9,007

    Portion of rent expense
      representative of interest                         82                 75

    Amortization of deferred
      financing costs                                   555                413
                                                     ------            -------
                                                    $12,633            $ 9,495
                                                    =======            =======



  Ratio of earnings to fixed charges                      -                  -
                                                    =======            =======

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